UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8‑K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2017 (September 12, 2017)

TIVITY HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(615) 614-4929
 (Registrant's telephone number, including area code)

____________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On May 25, 2017, Tivity Health, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original Form 8-K") related to the Company's Annual Meeting of Stockholders (the "Annual Meeting") held on May 25, 2017. This Form 8-K/A is being filed solely to disclose the Company's decision regarding the frequency of future non-binding, advisory votes on compensation of the Company's named executive officers.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, a non-binding, advisory vote was taken at the Annual Meeting on the frequency of future advisory votes on executive compensation. A majority of the shares cast were in favor of holding such an advisory vote on an annual basis. After considering the preference of the Company's stockholders and other factors, the Company's Board of Directors (the "Board") determined at a meeting held on September 12, 2017 that the Company will hold a non-binding advisory vote on executive compensation on an annual basis until the next required non-binding advisory vote on the frequency of such future advisory votes on executive compensation occurs, or until the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TIVITY HEALTH, INC.

By:	/s/ Adam Holland
Adam Holland
Chief Financial Officer

Date:  September 13, 2017